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                                                                   EXHIBIT 10.12

                                PROMISSORY NOTE
                                ---------------

$4,000,000.00                                                  September 9, 1994


          FOR VALUED RECEIVED, Pan American Financial, Inc. (the
"Shareholders"), jointly and severally, to the extent of the Pledged Shares, hereby unconditionally promise to pay to the order of the RESOLUTION TRUST CORPORATION in its corporate capacity (the "Corporation") on September 8, 1999 the principal sum of Four Million Dollars ($4,000,000.00).

          The Shareholders further promise to pay interest on the aggregate principal balance outstanding hereunder from time to time until the maturity thereof (whether at stated maturity, by acceleration or otherwise) at the interest rate and in the manner set forth in the Interim Capital Assistance Agreement of even date herewith (the "Interim Capital Assistance Agreement") by and among __________________________, the Shareholders and the Corporation. Interest shall be payable in arrears. All payments hereon shall be applied first to the payment of accrued interest and the balance shall be applied to principal.

          Both principal and interest are payable in lawful money of the United States of America in immediately available funds to the Resolution Trust Corporation, at its main office at 801 17th Street, N.W., Washington, D.C. 20434, or such other place as the Corporation may designate in writing.

          This promissory note is referred to and is made pursuant to the terms and conditions set forth in the Interim Capital Assistance Agreement as supplemented, modified or amended. The Interim Capital Assistance Agreement provides, among other things, for required and optional prepayments, interest rates and acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Interim Capital Assistance Agreement.

          This promissory note is secured by a Stock Pledge Agreement in favor of the Corporation covering certain collateral more specifically described in the Stock Pledge Agreement and provided for in the Interim Capital Assistance Agreement, and is entitled to the benefits thereof.
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          The Shareholders agree to pay all costs, including reasonable attorneys' fees, incurred by the Corporation in enforcing payment hereof.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA AND, TO THE EXTENT NOT INCONSISTENT THEREWITH, THE LAWS OF THE STATE OF CALIFORNIA.


                                         [SHAREHOLDERS]:


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Attest:                                  Pan American Financial Inc.



/s/ [SIGNATURE ILLEGIBLE]                  /s/ LAWRENCE J. GRILL
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